                    SECOND ADDENDUM TO HEAD LICENSE AGREEMENT

         Reference is made to the Head License Agreement as of March 31, 1998, between Offshore Shuttle AS, and Marine Shuttle Operations AS, as amended by the Addendum to Head License Agreement dated as of September 1, 1998 (the "Head License Agreement"). All capitalized terms used and not defined herein will have the meanings assigned to such terms in the Head License Agreement.

The Head License Agreement is hereby amended in the following respects:

Article 3 para 1 of the Head License Agreement is hereby amended and substituted in its entirety so that it shall now read as follows:

3.1 The Parties have agreed that yard orders for each of the 5 Offshore Shuttles shall be placed in the following years (hereinafter referred to as the "Order Years") in the period between 1999 and 2003 and subject to the terms hereof:


                            No. of Offshore
                                Shuttles
         1999                       1
         2000                       1
         2001                       1
         2002                       1
         2003                       1
                                  ----
         Total                      5
                                  ----

         In each such Order Year, the Order shall be placed with the yard by MSO no later than on 31 December for each Order Year with the exception of
         (i) Offshore Shuttle no. 1 for which the Order Expiry Date shall be 1 June 1999 subject to due delivery of OSAS as described in Article 6 hereinafter (pre-engineering package) and (ii) Offshore Shuttle no. 2 for which the Order shall be placed no later than 6 months after the successful testing of Offshore Shuttle no. 1 (hereinafter referred to as "Order Expiry Date"). In the event a third party wishes to build a Offshore Shuttle before Offshore Shuttle no. 1 is successfully tested, however, the Parties shall seek to exploit such opportunity.

Article 9 para 1 (1) of the Head License Agreement is hereby amended and substituted in its entirety so that it shall now read as follows:

(1) Ten percent (10%) of the assumed Construction fee for Offshore Shuttle No. 1 shall be paid within June 1, 1999 at the latest.

Article 10 para 1 (1) of the Head License Agreement is hereby amended and substituted in its entirety so that it shall now read as follows:

(1)  USD 2 million shall be paid within June 1, 1999, and

Article 20 of the Head License Agreement is hereby amended and substituted in its entirety so that it shall now read as follows:

20.1 The binding nature of this Agreement shall be conditional upon

     (i) OSAS having received payment from MSO of the first installment of the Exclusivity Fee in the amount of USD 2 mill within June 1, 1999. With respect to this payment, the grace period in Article 15.1 shall not apply.

         and

     (ii) MSO having placed a firm Order for Offshore Shuttle No. 1 with a yard within June 1, 1999.

With the exception of the foregoing modifications to the Head License Agreement, the terms of the Head License Agreement and the First Addendum remain unchanged and in full force and effect.

                                EXECUTED AS OF NOVEMBER 20, 1998

                                    OFFSHORE SHUTTLE AS

                                    ------------------------------------
                                    By: Jurgen Ternieden
                                    Title: Chairman

                                    MARINE SHUTTLE OPERATIONS AS

                                    ------------------------------------
                                    By: Steve Adshead
                                    Title: President